UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 18, 2009

VNUS Medical Technologies, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	000-50988 (Commission File Number)	94-3216535 (I.R.S. Employer Identification No.)
5799 Fontanoso Way
San Jose, California 95138
(Address of Principal Executive Offices)
(408) 360-7200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 18, 2009, the Board of Directors of VNUS Medical Technologies, Inc. (the “Company”) approved the amendment and restatement of the Company’s Amended and Restated VNUS Severance Plan for Management and Key Employees (the “Amended Severance Plan”). The Amended Severance Plan increases the payments due to the Chief Executive Officer of the Company upon a qualifying termination (i) within the first year following a change of control, from 100% to 200% of base salary and bonus and (ii) between one and two years following a change of control, from 67% to 100% of base salary and bonus.
     A copy of the Amended Severance Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated VNUS Severance Plan for Management and Key Employees.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 24, 2009	VNUS MEDICAL TECHNOLOGIES, INC.
	By:	/s/ Cindee Van Vleck
		Name:	Cindee Van Vleck
		Title:	Senior Director of Human Resources & Acting Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated VNUS Severance Plan for Management and Key Employees.